UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2022

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 1, 2022, the Board of Directors (the “Board”) of Cara Therapeutics, Inc. (the “Company”) appointed Lisa von Moltke, M.D. to serve as a member of the Board with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. Dr. von Moltke was appointed to serve as a member of the nominating and corporate governance committee of the Board. There is no arrangement or understanding between Dr. von Moltke and any other person pursuant to which she was selected as a director, and there is no family relationship between Dr. von Moltke and any of the Company’s other directors or executive officers.

Dr. von Moltke, age 63, currently serves as Executive Vice President and Chief Medical Officer at Seres Therapeutics, Inc. (“Seres”), a position she has held since April 2020. Prior to joining Seres, Dr. von Moltke served in roles of increasing seniority at Alkermes, Inc. from June 2015 to December 2019, culminating as Senior Vice President and Head of Clinical Development. Dr. von Moltke has served as President of the American College of Clinical Pharmacology and Editor-in-Chief of The Journal of Clinical Pharmacology. She received a B.A. from Wellesley College and M.D. from Michigan State University, College of Human Medicine.

In accordance with the Company’s non-employee director compensation policy, Dr. von Moltke will receive an annual cash retainer of $45,000 for her service as a director, an annual cash retainer of $5,000 for her service on the nominating and corporate governance committee and, on January 2, 2023, an initial stock option grant with a Black-Scholes value of $350,000. This option will vest over a period of three years, in twelve equal quarterly installments, from the date of Dr. von Moltke’s appointment to the Board.

The Company expects to enter into its standard indemnification agreement for directors with Dr. von Moltke, the form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-192230), filed with the Securities and Exchange Commission on January 17, 2014.

Item 7.01	Regulation FD Disclosure.

On November 3, 2022, the Company issued a press release announcing the appointment of Dr. von Moltke to the Board. A copy of the press release is being furnished to the SEC as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	Press Release dated November 3, 2022
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ CHRISTOPHER POSNER
Christopher Posner
Chief Executive Officer

Date: November 3, 2022